Exhibit 99.1
Contact:
Linda S. Lennox
Vice President, Investor & Media Relations
Critical Therapeutics, Inc.
(781) 402-5708
llennox@crtx.com
CRITICAL THERAPEUTICS OUTLINES NEW BUSINESS STRATEGY FOCUSING ON
CONTROLLED-RELEASE AND INTRAVENOUS FORMULATIONS OF ZILEUTON
Company Announces Restructuring of U.S. Sales Force and R&D Group
Lexington, Mass., October 27, 2006 — Critical Therapeutics, Inc. (Nasdaq: CRTX) today announced a new business strategy to focus the Company’s resources on the commercialization of the twice daily, controlled-release formulation of zileuton (zileuton CR) for the chronic treatment of asthma and on clinical development of the intravenous formulation of zileuton (zileuton IV) for acute asthma.
As part of this initiative, Critical Therapeutics will significantly reduce net cash expenditures through lower spending on its U.S. specialty sales force, as well as on its research and development programs. In a separate release, the Company announced that it has entered into definitive agreements with institutional investors for the sale of approximately $20 million of securities through a registered direct offering. The combination of these actions strengthens the Company’s strategic position to deliver value for patients, physicians and shareholders.
The Company is eliminating 63 positions that will be completed by December 31, 2006. Following completion of the restructuring, the Company will have approximately 59 employees. These reductions reflect a downsizing of the sales force that markets the Company’s FDA-approved asthma drug, ZYFLO® (zileuton tablets). Critical Therapeutics reduced its 50-person respiratory sales force to 18 representatives who will be focused on continuing to promote ZYFLO to respiratory specialists and driving depth within in the existing base of prescribers in major metropolitan markets across the U.S. A total of 20 research and development positions were eliminated as part of the restructuring. As a result of the change in the Company’s strategy, Chief Scientific Officer, Walter Newman, Ph.D., resigned from Critical Therapeutics effective October 31, 2006.
“We believe the actions announced today position us for success leading into the launch of our controlled-release formulation of zileuton, pending approval from the U.S. Food and Drug Administration,” said Critical Therapeutics President, Frank Thomas. “The feedback from physicians to date indicates that ZYFLO’s current four times daily dosing regimen will continue to make it difficult to gain broad penetration in the asthma market. With the twice daily, controlled-release formulation, we expect broader and deeper usage by prescribing physicians, while offering asthma patients another treatment option.”
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This month, the FDA accepted for review the Company’s New Drug Application for its investigational drug, zileuton CR. The Prescription Drug User Fee Act date is May 31, 2007.
Critical Therapeutics plans to take the following steps to prepare for the successful commercialization of zileuton CR:
1.	Conduct clinical studies in preparation for the commercial launch to build zileuton CR market position following approval;

2.	Pursue a co-promotion partner to expand the promotional resources to respiratory specialists (allergists and pulmonologists) and primary care physicians;

3.	Implement a publication strategy that includes the presentation of data from the zileuton CR pivotal studies at major medical conferences and in various scientific and medical journals; and

4.	Initiate a clinical trial to evaluate a life-cycle extension strategy to enhance the intellectual property position of zileuton and provide for possible development opportunities in other inflammatory conditions.
With respect to zileuton IV, the Company plans to initiate a Phase IIb study in the first half of 2007. The intravenous formulation of zileuton is being developed for patients experiencing an acute asthma attack who seek treatment in the emergency department.
Critical Therapeutics also is completing certain preclinical work in its alpha-7 nicotinic receptor agonist program through a small team of scientists. Following completion of this work, the Company will be seeking a partner for its alpha-7 program and does not currently plan to conduct clinical trials without a partner. The Company has retained Lazard Frères & Co. LLC to assist with identifying and executing co-promotion arrangements, collaborative partnering opportunities and other strategic alliances or transactions. In collaboration with MedImmune, Inc., Critical Therapeutics will continue to support the development of HMGB1 antibodies for chronic and acute inflammatory diseases.
“We are focusing our resources on the programs that we believe will drive near-term value creation — specifically the controlled-release and intravenous formulations of zileuton,” said Thomas. “At the same time, we have taken the necessary steps to enhance and conserve our financial resources. We believe that the actions announced today will allow us to fund operations beyond the planned launch of zileuton CR next year, and into the second half of 2008.”
As a result of the actions announced today, Critical Therapeutics expects to incur restructuring charges of $3 million to $4 million in the fourth quarter of 2006 that will be paid by the end of the second quarter of 2007. The Company expects that its quarterly net cash expenditures will be reduced to $5 million to $6 million once the impact of the restructuring is completed. These net cash expenditures will depend upon any revenues recognized through the continued sales of ZYFLO and any milestones achieved under existing collaboration agreements. Net cash expenditures in the third quarter of 2006 were approximately $12.0 million. At September 30, 2006, the Company had cash and cash equivalents of approximately $40.2 million. For the three-months ended September 30, 2006, the Company expects to report revenue from ZYFLO sales of approximately $1.9 million based on prescriptions filled. The Company plans to report its third quarter financial results on November 9, 2006 and provide additional details at that time.
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Conference Call Information
Critical Therapeutics will hold a conference call to discuss its new business strategy and restructuring. Investors and other interested parties can access the call as follows:

Date:	Friday, October 27, 2006
Time:	10:00 a.m. ET
Dial-in:	(800) 289-0504 (U.S. and Canada)
(913) 981-5549 (International)
Passcode:	9517348
Webcast Information: www.crtx.com
A live and archived audio webcast of the conference call also will be available on the “Investors” section of the Critical Therapeutics website. From the home page, click on “Investors” and then on “Webcasts & Presentations.”
About Critical Therapeutics
Critical Therapeutics, Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of products for respiratory, inflammatory and critical care diseases. The Company owns worldwide rights to the asthma drug ZYFLO® (zileuton tablets), as well as the controlled-release and intravenous formulations of zileuton. ZYFLO is the only 5-lipoxygenase inhibitor approved for marketing by the U.S. Food and Drug Administration. For more information, please visit www.crtx.com.
Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for Critical Therapeutics, Inc., including, without limitation, statements regarding the expected timing and outcome of the NDA submission for zileuton CR; the progress and timing of our drug development programs and related trials; the timing and success of regulatory filings, regulatory approvals and product launches; the efficacy of our drug candidates; prospects, plans and objectives of management; and all other statements that are not purely historical in nature, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks and uncertainties relating to: the Company’s ability to transition its senior management team effectively; the Company’s ability to successfully market and sell ZYFLO; our ability to maintain regulatory approvals to market and sell ZYFLO with the reduced sales force; the timing and submission, acceptance and approval of our regulatory filings, including, without limitation, the NDA submission for zileuton CR; our ability to enter into collaborative agreements and other third party agreements to develop, commercialize, market or sell our products; our ability to develop and maintain the necessary sales, marketing, distribution and manufacturing capabilities to commercialize ZYFLO; patient, physician and third-payer acceptance of ZYFLO and zileuton CR, if approved, as a safe and effective therapeutic product; adverse side effects experienced by patients taking ZYFLO and zileuton CR, if approved; unanticipated operating expenses for the remainder of 2006; conducting clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our
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products under development and whether such results will be indicative of results obtained in later clinical trials; our heavy dependence on the commercial success of ZYFLO and zileuton CR, if approved; our ability to obtain the substantial additional funding required to conduct our research, development and commercialization activities; our dependence on our strategic collaboration with MedImmune, Inc.; and our ability to obtain, maintain and enforce patent and other intellectual property protection for ZYFLO, our drug candidates and our discoveries. These and other risks are described in greater detail in the “Risk Factors” section of our most recent Quarterly Report on Form 10-Q and other filings that we make with the Securities and Exchange Commission (SEC). If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
In addition, the statements in this release reflect our expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this release.
ZYFLO® is a registered trademark of Critical Therapeutics, Inc.
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